AGREEMENT AND PLAN OF MERGER
                          ----------------------------

           This Agreement is made and entered into as of this 27 day of September, 1996 pursuant to Section 33-371 of the Connecticut General Statutes and Section 252 of the Delaware General Corporation Law, by and between International Telecommunication Data Systems, Inc., a Delaware corporation ("ITDS (Delaware)"), and International Telecommunication Data Systems, Inc., a Connecticut corporation ("ITDS (Connecticut)").

                                   WITNESSETH:
                                   ----------

           WHEREAS, ITDS (Delaware) and ITDS (Connecticut) (individually sometimes called a "Constituent Corporation" and together called the "Constituent Corporations") desire that ITDS (Connecticut) merge with and into ITDS (Delaware), a wholly-owned subsidiary of ITDS (Connecticut) (such transaction hereinafter referred to as the "Merger");

           WHEREAS, ITDS (Connecticut) was incorporated in Connecticut on May 11, 1990, and has an authorized capital stock of 100,000 shares of Common Stock, no par value per share (the "ITDS (Connecticut) Common Stock"), of which 6,094 shares were issued and outstanding as of the date hereof, and 2,300 shares of Preferred Stock, of which 50 shares are designated as Class A Preferred Stock of ITDS (Connecticut) (the "ITDS (Connecticut) Class A Preferred Stock"), 18 of which are issued and outstanding as of the date hereof; 2,000 shares are designated as Class B Preferred Stock of ITDS (Connecticut) (the "ITDS (Connecticut) Class B Preferred Stock"), 1,500 of which are issued and outstanding as of the date hereof; and 250 shares are designated as Class C Convertible Preferred Stock of ITDS (Connecticut) (the "ITDS (Connecticut) Class C Preferred Stock"), 129 of which are issued and outstanding as of the date hereof;

           WHEREAS, the Certificate of Incorporation of ITDS (Delaware) was filed in the office of the Secretary of the State of Delaware on August 28, 1996, and ITDS (Delaware) has authorized capital stock of 40,000,000 shares of Common Stock, $.01 par value per share ("ITDS (Delaware) Common Stock"), 100 of which are issued and outstanding and held by ITDS (Connecticut), and 2,000,000 shares of Preferred Stock, $.01 par value per share, none of which are issued and outstanding, of which 250 shares are designated as Series C Convertible Preferred Stock of ITDS (Delaware) (the "ITDS (Delaware) Series C Preferred Stock"), none of which are issued and outstanding;

           WHEREAS, the registered office of ITDS (Delaware) in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware and the name and address of its registered agent is The Corporation Trust Company; and the registered principal office of ITDS (Connecticut) in the State of Connecticut is located at 969 High Ridge Road, Suite 205, Stamford, Connecticut; and

           WHEREAS, the respective Boards of Directors of the Constituent Corporations desire that the Merger provided for herein be a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended;

           NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, the Constituent Corporations do hereby prescribe the terms and conditions of said Merger and mode of carrying the same into effect as follows:

           FIRST: ITDS (Delaware) shall merge into itself ITDS (Connecticut), and ITDS (Connecticut) shall merge into ITDS (Delaware), which shall be the surviving corporation in the Merger (the "Surviving Corporation").

           SECOND: The Certificate of Incorporation of ITDS (Delaware) as in effect on the date of the Merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation.

           THIRD: The manner of converting the outstanding shares of the capital stock of each of the Constituent Corporations into the shares or other securities of the Surviving Corporation shall be as follows:

                     (a) Each share of ITDS (Delaware) Common Stock that is issued and outstanding immediately prior to the date on which the Merger shall become effective shall, by virtue of the Merger and without further action, cease to exist and all certificates representing such shares shall be cancelled.

                     (b) Each share of ITDS (Connecticut) Common Stock that is issued and outstanding (other than shares of ITDS (Connecticut) Common Stock, if any, held in the treasury of ITDS (Connecticut) and Dissenting Shares (as defined below)) on the date on which the Merger shall become effective shall, by virtue of the Merger and without further action, cease to exist and shall be converted into 800 shares of ITDS (Delaware) Common Stock. There shall not be any issued and outstanding shares of ITDS (Connecticut) Common Stock that will not be so converted or exchanged. No fractional shares of ITDS (Delaware) Common Stock shall be issued pursuant to such conversion; any fractional shares that would otherwise have been issued to a stockholder of ITDS (Connecticut) shall instead be rounded down to the nearest whole number.

                     (c) Each share of ITDS (Connecticut) Class A Preferred Stock that is issued and outstanding (other than shares of ITDS (Connecticut) Class A Preferred Stock, if any, held in the treasury of ITDS (Connecticut) and Dissenting Shares) on the date on which the Merger shall become effective shall, by virtue of the Merger and without further action, cease to exist and shall be converted into 29,156 shares of ITDS (Delaware) Common Stock. There shall not be any issued and outstanding shares of ITDS (Connecticut) Class A Preferred Stock that will not be so converted or exchanged. No fractional shares of ITDS (Delaware) Common Stock shall be issued pursuant to such conversion; any fractional shares that would otherwise have been issued to a stockholder of ITDS (Connecticut) shall instead be rounded down to the nearest whole number. In addition, each holder of the ITDS (Connecticut) Class A Preferred Stock shall be entitled to receive for each share of ITDS (Connecticut) Class A Preferred Stock held by such holder a promissory note in the original principal amount of $25,000 issued by ITDS (Delaware) in the form attached hereto as Exhibit A.

                     (d) Each share of ITDS (Connecticut) Class B Preferred Stock that is issued and outstanding (other than shares of ITDS (Connecticut) Class B Preferred Stock, if any, held in the treasury of ITDS (Connecticut) and Dissenting Shares) on the date on which the Merger shall become effective shall, by virtue of the Merger and without further action, cease to exist and shall be converted into 218.67 shares of ITDS (Delaware) Common Stock. There shall not be any issued and outstanding shares of ITDS (Connecticut) Class B Preferred Stock that will not be so converted or exchanged. No fractional shares of ITDS (Delaware) Common Stock shall be issued pursuant to such conversion; any fractional shares that would otherwise have been issued to a stockholder of ITDS (Connecticut) shall instead be rounded down to the nearest whole number. In addition, each holder of the ITDS (Connecticut) Class B Preferred Stock shall be entitled to receive for each share of ITDS (Connecticut) Class B Preferred Stock held by such holder, a promissory note in the original principal amount of $250 issued by ITDS (Delaware) in the form attached hereto as Exhibit B.

                     (e) Each share of ITDS (Connecticut) Series C Preferred Stock that is issued and outstanding (other than shares of ITDS (Connecticut) Series C Preferred Stock, if any, held in the treasury of ITDS (Connecticut) and Dissenting Shares) on the date on which the Merger shall become effective shall, by virtue of the Merger and without further action, cease to exist and shall be converted into one share of ITDS (Delaware) Series C Preferred Stock. There shall not be any issued and outstanding shares of ITDS (Connecticut) Class C Preferred Stock that will not be so converted or exchanged. No fractional shares of ITDS (Delaware) Series C Preferred Stock shall be issued pursuant to such conversion; any fractional shares that would otherwise have been issued to a stockholder of ITDS (Connecticut) shall instead be rounded down to the nearest whole number.

                     (f) Each share of ITDS (Connecticut) Common Stock, ITDS (Connecticut) Class A Preferred Stock, ITDS (Connecticut) Class B Preferred Stock or ITDS (Connecticut) Class C Preferred Stock, if any, that shall then be held in the treasury of ITDS (Connecticut) on the effective date of the Merger shall by virtue of the Merger and without further action, cease to exist and all certificates representing such shares shall be cancelled.

                     (g) For purposes of this Agreement, "Dissenting Shares" means shares of stock of ITDS (Connecticut) held as of the Effective Date by a shareholder who has delivered to ITDS (Connecticut) written notice demanding payment for his or her shares in accordance with Section 33-373 of the Connecticut General Statutes. Dissenting Shares shall not be converted into or represent the right to receive shares of ITDS (Delaware).

                     (h) After the effective date of the Merger, each holder of an outstanding certificate representing shares of ITDS (Connecticut) stock shall surrender the same to ITDS (Delaware) and each holder shall be entitled upon such surrender to receive certificates for the number of shares of ITDS (Delaware) stock on the basis provided herein. Until so surrendered, the outstanding shares of the capital stock of ITDS (Connecticut) converted into the capital stock of ITDS (Delaware) as provided herein, may be treated by ITDS (Delaware) for all corporate purposes as evidencing the ownership of shares of ITDS (Delaware), as though said surrender and exchange had taken place.

           FOURTH:   The terms and conditions of the Merger are as follows:

                     (a) The By-laws of ITDS (Delaware) as they shall exist on the effective date of the Merger shall be and remain the By-laws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.

                     (b) The directors and officers of ITDS (Delaware) immediately prior to the effective date of the Merger shall be the directors and officers of the Surviving Corporation as of the effective date of this Merger, and shall continue to hold office in accordance with the By-laws of the Surviving Corporation.

                     (c) The Merger shall become effective upon filing with the Secretary of the State of Delaware this Agreement, or a Certificate of Merger in lieu thereof, pursuant to Section 252 of the General Corporation Law of the State of Delaware and with the Secretary of the State of Connecticut a Certificate of Merger pursuant to Section 33-367 of the Connecticut General Statutes.

                     (d) Upon the effective date of the Merger, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of ITDS (Connecticut) shall be transferred to, vested in and devolved upon ITDS (Delaware) without further act or deed and all property rights, and every other interest of ITDS (Delaware) and ITDS (Connecticut) shall be as effectively the property of ITDS (Delaware) as they were of ITDS (Delaware) and ITDS (Connecticut), respectively. All rights of creditors of ITDS (Connecticut) and all liens upon any property of ITDS (Connecticut) shall be preserved unimpaired, and all debts, liabilities and duties of ITDS (Connecticut) shall attach to ITDS (Delaware) and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. At any time, and from time to time, after the effective date of the Merger, the last acting officers of ITDS (Connecticut), or the corresponding officers of ITDS (Delaware), may, in the name of ITDS (Connecticut), execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other actions as ITDS (Delaware) may deem necessary or desirable in order to vest in ITDS (Delaware) title to and possession of any property of ITDS (Connecticut) acquired or to be acquired by reason of or as a result of the Merger herein provided for and otherwise to carry out the intents and purposes hereof, and the proper officers and directors of ITDS (Delaware) are fully authorized in the name of ITDS (Connecticut) or otherwise to take any and all such action.

                     (e) ITDS (Delaware) hereby (i) agrees that it may be served with process in the State of Connecticut in any proceeding for the enforcement of any obligation of ITDS (Connecticut) and in any proceeding for the enforcement of the rights of a dissenting stockholder of ITDS (Connecticut) pursuant to Section 33-373 of the Connecticut General Statutes; (ii) irrevocably appoints the

Secretary of the State of Connecticut as its agent to accept service of process in any such proceeding and (iii) agrees that it will promptly pay to the dissenting shareholders of ITDS (Connecticut) the amounts, if any, to which they are entitled under the Connecticut General Statutes.

           FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Boards of Directors of the Constituent Corporations at any time prior to the date that the requisite certificates are filed in the office of the Secretary of the State of Delaware and the office of the Secretary of the State of Connecticut. This Agreement may be amended by the Boards of Directors of the Constituent Corporations at any time prior to the date on which the requisite certificates are filed in the office of the Secretary of the State of Delaware and the office of the Secretary of the State of Connecticut, provided that an amendment made subsequent to the approval of this Agreement by the stockholders of either Constituent Corporation shall not (i) alter or change the amount or kind of shares, securities and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of stock of such Constituent Corporation.

           SIXTH:    (a) This Agreement and the legal relations between the
parties shall be governed by and construed in accordance with the laws of the State of Delaware.

                     (b) ITDS (Delaware) and ITDS (Connecticut) each agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement the transactions contemplated by this Agreement.


           IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused these presents to be executed by the President and attested to by the Secretary of each party hereto as the respective act, deed and agreement of each of said corporation, as of the date first written above.

                                    INTERNATIONAL TELECOMMUNICATION
                                    DATA SYSTEMS, INC.
ATTEST:                               (a Delaware corporation)



By:  /s/ Lewis D. Bakes                   By:  /s/ Charles L. Bakes
     ------------------                        --------------------
     Lewis D. Bakes                            Charles L. Bakes
     Secretary                                 President


[CORPORATE SEAL]







                                    INTERNATIONAL TELECOMMUNICATION
                                    DATA SYSTEMS, INC.
ATTEST:                               (a Connecticut corporation)



By:  /s/ Lewis D. Bakes                             By:  /s/ Charles L. Bakes
     ------------------                                  --------------------
     Lewis D. Bakes                                      Charles L. Bakes
     Secretary                                           President


[CORPORATE SEAL]

                                    EXHIBITS
                                       to
                                Merger Agreement




Exhibit A            Form of Promissory Note for holders of Class A
                     Preferred Stock

Exhibit B            Form of Promissory Note for holders of Class B
                     Preferred Stock

                                                                       EXHIBIT A
                                                                       ---------

                                 PROMISSORY NOTE
                                 ---------------

                                                              September __, 1996
$[_____]                                                   Stamford, Connecticut

           FOR VALUE RECEIVED, International Telecommunication Data Systems, Inc., a Delaware corporation (the "Maker"), promises to pay to _______________, or order, at the offices of the Maker or at such other place as the holder of this Note may designate, the principal sum of $[______], with no interest. Principal shall be paid as follows:

           Principal shall be paid on the earlier of (i) the date two years from the date of this Note or (ii) the closing of an underwritten initial public offering of the Common Stock of International
           Telecommunication Data Systems, Inc. pursuant to an effective registration statement under the Securities Act of 1933, as amended.

           This is one of a series of notes of the Maker (collectively referred to herein as the "Notes"), all of like tenor, except as to the name of the holder and the principal amount. The Notes are issued or issuable to former holders of Class A and Class B Preferred Stock of International Telecommunication Data Systems, Inc., a Connecticut corporation, the predecessor corporation of the Maker.

           This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, "an Event of Default" and collectively, "Events of Default"):

           (1) the liquidation, termination of existence, dissolution, insolvency or business failure of the Maker, or the appointment of a receiver or custodian for the Maker or any part of its property if such appointment is not terminated or dismissed within sixty (60) days;

           (2) the institution against the Maker or any indorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within sixty
                     (60) days of filing;

           (3) the institution by the Maker or any indorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Maker or any indorser or guarantor of this Note of a composition or an assignment or trust mortgage for the benefit of creditors.

           Upon the occurrence of an Event of Default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the state of Connecticut or afforded by other applicable law.

           No delay or omission on the part of the holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker and every indorser of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence and to the addition or release of any other party or person primarily or secondarily liable.

           This Note may be prepaid in whole or in part at any time or from time to time without notice and without the consent of the holder. Any such prepayment shall be without premium or penalty.

           The terms and provisions of this Note may be excluded, modified or amended by a written instrument duly executed on behalf of the Maker and the holder expressly referring to this Note and setting forth the provision so excluded, modified or amended. The terms and provisions of each of the Notes may be excluded, modified or amended by a written instrument duly executed by the Maker and the holder of Notes representing at least 50% of the aggregate principal amount of the outstanding Notes.

           All rights and obligations hereunder shall be governed by the state of Connecticut and this Note is executed as an instrument under seal.


ATTEST:                                   INTERNATIONAL TELECOMMUNICATION
                                          DATA SYSTEMS, INC.


By:________________________               By:_______________________

Title:_____________________               Title:____________________

                                                                       EXHIBIT B
                                                                       ---------

                                 PROMISSORY NOTE

                                                              September __, 1996
$[_____]                                                   Stamford, Connecticut

           FOR VALUE RECEIVED, International Telecommunication Data Systems, Inc., a Delaware corporation (the "Maker"), promises to pay to _______________, or order, at the offices of the Maker or at such other place as the holder of this Note may designate, the principal sum of $[______], with no interest. Principal shall be paid as follows:

           Principal shall be paid on the earlier of (i) the date two years from the date of this Note or (ii) the closing of an underwritten initial public offering of the Common Stock of International
           Telecommunication Data Systems, Inc. pursuant to an effective registration statement under the Securities Act of 1933, as amended.

           This is one of a series of notes of the Maker (collectively referred to herein as the "Notes"), all of like tenor, except as to the name of the holder and the principal amount. The Notes are issued or issuable to former holders of Class A and Class B Preferred Stock of International Telecommunication Data Systems, Inc., a Connecticut corporation, the predecessor corporation of the Maker.

           This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, "an Event of Default" and collectively, "Events of Default"):

           (1) the liquidation, termination of existence, dissolution, insolvency or business failure of the Maker, or the appointment of a receiver or custodian for the Maker or any part of its property if such appointment is not terminated or dismissed within sixty (60) days;

           (2) the institution against the Maker or any indorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within sixty
                     (60) days of filing;

           (3) the institution by the Maker or any indorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Maker or any indorser or guarantor of this Note of a composition or an assignment or trust mortgage for the benefit of creditors.

           Upon the occurrence of an Event of Default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the state of Connecticut or afforded by other applicable law.

           No delay or omission on the part of the holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker and every indorser of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence and to the addition or release of any other party or person primarily or secondarily liable.

           This Note may be prepaid in whole or in part at any time or from time to time without notice and without the consent of the holder. Any such prepayment shall be without premium or penalty.

           The terms and provisions of this Note may be excluded, modified or amended by a written instrument duly executed on behalf of the Maker and the holder expressly referring to this Note and setting forth the provision so excluded, modified or amended. The terms and provisions of each of the Notes may be excluded, modified or amended by a written instrument duly executed by the Maker and the holder of Notes representing at least 50% of the aggregate principal amount of the outstanding Notes.

           All rights and obligations hereunder shall be governed by the state of Connecticut and this Note is executed as an instrument under seal.


ATTEST:                                   INTERNATIONAL TELECOMMUNICATION
                                          DATA SYSTEMS, INC.


By:________________________               By:_______________________

Title:_____________________               Title:____________________